UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)                 October 14, 2005

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification No.)
of Incorporation)	Number)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 14, 2005, SRI/Surgical Express, Inc. (“SRI”) and Coastal Hillsborough Partners, L.P. (“Coastal”) entered into an agreement for SRI to purchase from Coastal its Tampa corporate headquarters facility for $5.3 million under a purchase option in SRI’s lease with Coastal. The agreement also provides for SRI to settle its pending litigation with Coastal concerning the purchase option terms. A copy of the press release announcing the agreement is attached as Exhibit 99.1 and incorporated by this reference. A copy of the parties’ stipulation is attached as Exhibit 99.2 and incorporated by this reference. SRI expects to supplement this agreement with a definitive purchase agreement for the transaction.

Item 3.02	Unregistered Sales of Equity Securities

On October 18, 2005, SRI sold 66,000 shares of its common stock to a former consultant pursuant to a stock option granted to the consultant on October 19, 1995. The option exercise price was $4.43 per share, generating aggregate sale proceeds to SRI of $292,380, which SRI will use for working capital. The sale was exempt from applicable registration requirements as a private sale to an accredited investor under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and rules promulgated by the Securities and Exchange Commission under Sections 3(b) and 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated October 17, 2005, issued by SRI/Surgical Express, Inc.

99.2	Stipulation of the Parties dated October 14, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC. (Registrant)

Dated: October 20, 2005	By: /s/ Wallace D. Ruiz
Wallace D. Ruiz Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 17, 2005, of SRI/Surgical Express, Inc.

99.2	Stipulation of the Parties dated October 14, 2005, between SRI/Surgical Express, Inc. and Coastal Hillsborough Partners, L.P.